Press Release

Excelerate Energy Announces Quarterly Cash Dividend

THE WOODLANDS, TX, November 8, 2022 – Excelerate Energy, Inc. (the “Company” or “Excelerate”) (NYSE: EE) announced today that its Board of Directors (the “Board”) declared a quarterly cash dividend, with respect to the quarter ended September 30, 2022, of $0.025 per share of Class A common stock. The dividend is payable on December 14, 2022 to Class A common stockholders of record as of the close of business on November 22, 2022.

Excelerate Energy Limited Partnership, the Company’s operating subsidiary, will make a corresponding distribution of $0.025 per interest to holders of its Class B limited partnership interests on the same date of the dividend payment.

The declaration, timing, amount, and payment of future dividends remains at the discretion of the Company’s Board of Directors.

ABOUT EXCELERATE ENERGY

Excelerate Energy, Inc. is a U.S.-based LNG company located in The Woodlands, Texas. Excelerate is changing the way the world accesses cleaner forms of energy by providing integrated services along the LNG value chain with the objective of delivering rapid-to-market and reliable LNG solutions to customers. The Company offers a full range of flexible regasification services from FSRUs to infrastructure development to LNG supply. Excelerate has offices in Abu Dhabi, Antwerp, Boston, Buenos Aires, Chattogram, Dhaka, Doha, Dubai, Helsinki, Ho Chi Minh City, Manila, Rio de Janeiro, Singapore, and Washington, DC. For more information, please visit https://www.excelerateenergy.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release, including, without limitation, statements regarding Excelerate’s future results of operations or financial condition, business strategy and plans, expansion plans and strategy, economic conditions, objectives of management for future operations and the payment of dividends and declaration of future dividends, including the timing and amount thereof, are forward-looking statements. All forward-looking statements are based on assumptions or judgments about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant risks, uncertainties and contingencies, including the risk factors that Excelerate identifies in its Securities and Exchange Commission filings, many of which are outside the control of Excelerate. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Excelerate undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Press Release

CONTACTS

Investors

Craig Hicks

Excelerate Energy

Craig.Hicks@excelerateenergy.com

Media

Stephen Pettibone / Frances Jeter

FGS Global

Excelerate@fgsglobal.com

or

media@excelerateenergy.com